Exhibit 3.29

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Gwyn Shea Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

_______________________
Filing Number: __________

The undersigned, as Secretary of State of Texas, hereby certifies that the statement of change of registered agent/office for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: _________

Effective: ___________

/s/ Gwyn Shea
Gwyn Shea Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE (512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Leila Wurst

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	FILED In the Office of the Secretary of State of Texas JUL 16 2003 Corporations Section

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is

and the file number issued to the entity by the secretary of state is

2.	The entity is: (Check one.)

☒
a business corporation, which has authorized the changes Indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐
a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members In whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas
Secretary of State is 800 Brazos Street Austin, TX 78701

4.	☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201

OR	☐ B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Corporation Service Company

6.	☒ A. The name of the NEW registered agent is C T Corporation System

OR	☐ B. The registered agent will not change.

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Elton Bomer
Secretary of State

Office of the Secretary of State

May 2, 2000

RE: __________________________

ASSUMED NAME: _______________________

FILE DATE: _______________________

The assumed name certificate for the above referenced entity has been filed in this office. This letter may be used as evidence of the filing.

Please be aware that pursuant to Section 36.17 of the Texas Business and Commerce Code, the filing of an assumed name certificate does not give the registrant any right to use the name when contrary to the common law or statutory law of unfair competition, unfair trade practices, common law copyright, or similar law.

In addition to filing with the Secretary of State, Chapter 36 of the Texas Business and Commerce Code requires filing of the assumed name certificate with the county clerk in the counties in which the registered office and the principal office of the entity are located.

Sincerely yours,

/s/ Lorna Wassdorf
Lorna Wassdorf
Deputy Assistant Secretary
Statutory Filings Division

LSW: KS

Come visit us on the Internet @ http://www.sos.state.tx.us/
(512) 463-5555	FAX (512) 463-5709	TTY (800) 735-2989

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	FILED In the Office of the Secretary of State of Texas MAY 02 2000
Corporation Section

ASSUMED NAME CERTIFICATE
FOR FILING WITH THE SECRETARY OF STATE

1.
The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is

2.	The assumed name under which the business or professional service is or is to be conducted or rendered is

3.	The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas and the address of its registered or similar office in that jurisdiction is
800 Brazos, Austin, Texas 78701
4.	The period, not to exceed 10 years, during which the assumed name will be used is
10 years

5.	The entity is a (check one):
A.

☒	Business Corporation	☐	Non-Profit Corporation
☐	Professional Corporation	☐	Professional Association
☐	Limited Liability Company	☐	Limited Partnership
☐	Registered Limited Liability Partnership

B. If the entity is some other type business, professional or other association that is incorporated, please specify below (e.g., bank, savings and loan association, etc.)

6.
If the entity is required to maintain a registered office in Texas, the address of the registered office is            800 Brazos, Austin, Texas 78701                                                                                                                    and the name of its registered agent at such address is      Corporation Service Company

The address of the principal office (if not the same as the registered office) is

7.
If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is and the office address elsewhere is

8.	The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation “ALL” or “ALL EXCEPT”)
ALL

9.	The undersigned, if acting in the capacity of an attorney-in-fact of the entity, certifies that the entity has duly authorized the attorney-in-fact in writing to execute this document.

By	/s/ Kelly McDonald
Signature of officer, general partner, manager,
representative or attorney-in-fact of the entity

State of Texas	§
§
County of Travis	§

This instrument was acknowledged before me on           May 2, 2000                                                                                                                                                                   by

Kelly McDonald .
(name of person acknowledging)

/s/ Marry Perroni Blevins
Signature of Notary Notary Public, State of Texas

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Elton Bomer Secretary of State

Office of the Secretary of State

March 23, 2000

RE: ___________________________

ASSUMED NAME: ____________________________

FILE DATE: __________________

The assumed name certificate for the above referenced entity has been filed in this office. This letter may be used as evidence of the filing.

Please be aware that pursuant to Section 36.17 of the Texas Business and Commerce Code, the filing of an assumed name certificate does not give the registrant any right to use the name when contrary to the common law or statutory law of unfair competition, unfair trade practices, common law copyright, or similar law.

In addition to filing with the Secretary of State, Chapter 36 of the Texas Business and Commerce Code requires filing of the assumed name certificate with the county clerk in the counties in which the registered office and the principal office of the entity are located.

Sincerely yours,
/s/ Lorna Wassdorf
Lorna Wassdorf
Deputy Assistant Secretary
Statutory Filings Division

LSW: LCS
Come visit us on the Internet @ http://www.sos.state.tx.us/
(512) 463-5555	FAX (512) 463-5709	TTY (800) 735-2989

FILED in the Office of the Secretary of State of Texas MAR 22 2000

Corporations Section

ASSUMED NAME CERTIFICATE
FOR FILING WITH THE SECRETARY OF STATE

1.
The name of the corporation, limited liability company, limited partnership, or registered limited liability partnership as stated in its articles of incorporation, articles of organization, certificate of limited partnership, application for certificate of authority or comparable document is

2.	The assumed name under which the business or professional service is or is to be conducted or rendered is

3.	The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is Texas , and the address of its registered or similar office in that jurisdiction is
800 Brazos, Austin, TX 78701
4.	The period, not to exceed 10 years, during which the assumed name will be used is
10 years
5.	The entity is a (check one):
A.
	☒	Business Corporation	☐	Non-Profit Corporation
	☐	Professional Corporation	☐	Professional Association
	☐	Limited Liability Company	☐	Limited Partnership
	☐	Registered Limited Liability Partnership

B. If the entity is some other type business, professional or other association that is incorporated, please specify below (e.g., bank, savings and loan association, etc.)

6.	If the entity is required to maintain a registered office in Texas, the address of the registered office is 800 Brazos, Austin, tx 78701 and the name of its registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

The address of the principal office (if not the same as the registered office) is

7.
If the entity is not required to or does not maintain a registered office in Texas, the office address in Texas is and if the entity is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is and the office address elsewhere is

8.	The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation “ALL” or “ALL EXCEPT”)

Shelby County

9.	The undersigned, if acting in the capacity of an attorney-in-fact of the entity, certifies that the entity has duly authorized the attorney-in-fact in writing to execute this document.

By	/s/ [ILLEGIBLE]
Signature of officer, general partner, manager, representative or attorney-in-fact of the entity

State of Illinois	§
§
County of Logan	§

This instrument was acknowledged before me on 3-17-2000 by
(date)
Sheryl A. Gibbs
(name of person acknowledging)

(Notary Seal)

/s/ Sheryl A. Gibbs
Signature of Notary
Notary Public, State of Texas

Revised    9/99

[ILLEGIBLE] — CH

The State of Texas
Secretary of State

CERTIFICATE OF INCORPORATION

OF

________________________
CHARTER NUMBER _________

          THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

          ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

          ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED _________

EFFECTIVE ___________

/s/ Elton Bomer
Elton Bomer, Secretary of State

FILED
In the Office of the Secretary of State of Texas FEB 24 2000 Corporations Section

ARTICLES OF INCORPORATION
OF
______________________________

                    The undersigned, a natural person of the age of 18 years or more and acting as the incorporator, does hereby adopt the following Articles of Incorporation for the purpose of organizing a corporation pursuant to the provisions of the Texas Business Corporation Act.

                    FIRST: The name of the corporation is ________________________.

                    SECOND: The period of duration of the corporation is perpetual.

                    THIRD: The purpose or purposes for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                    FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000, all of which are of one class and without par value.

                    FIFTH: The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars.

                    SIXTH: The following provisions are inserted herein for the purpose of defining, limiting, and regulating the powers of the corporation and of the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:

          1. The liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.

          2. The corporation shall, to the fullest extent permitted by the provisions of Article 2.02-1 of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

          3. With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of at least a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

          4. Any action required by the Texas Business Corporation Act to be taken at an annual or special meeting of shareholders, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                    SEVENTH: The post-office address of the initial registered office of the corporation in the State of Texas is c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 800 Brazos, Austin, Texas 78701, and the name of the initial registered agent of the corporation at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

                    EIGHTH: The number of directors constituting the initial Board of Directors of the corporation is one. The individual who is to serve as the sole initial director of the corporation is Essel W. Bailey, Jr. Mr. Bailey’s address is 900 Victor’s Way, Suite 350, Ann Arbor, Michigan 48108.

                    NINTH: The name and address of the incorporator is Stuart D. Logan, Esq., Dykema Gossett PLLC, 1577 N. Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820.

                    TENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all contracts and rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

Signed on this 23rd day of February, 2000.
/s/ Stuart D. Logan
Stuart D. Logan, Incorporator